Exhibit 99.1

Manitex International Releases Preliminary Net Revenue and Backlog for Fourth Quarter 2022 and

Announces Fourth Quarter 2022 Earnings Call Date

Fourth quarter 2022 year-over-year revenue growth of 48%

Robust backlog positions Manitex for continued growth in 2023

Manitex to provide details on its updated corporate strategy and long-term financial targets with its full fourth quarter 2022 results

Bridgeview, Illinois, February 7, 2023 – Manitex International (Nasdaq:MNTX) (“Manitex” or the “Company”), a leading international provider of truck cranes, specialized industrial equipment, and construction equipment rental solutions to infrastructure and construction markets, today announced revenue and backlog results for the fourth quarter of 2022. The Company expects to release full financial results for the fourth quarter and full year of 2022 on Wednesday, March 8 before the market opens.

Net revenue for the fourth quarter of 2022 was $78.8 million, up 47.6% compared to $53.4 million in the fourth quarter of 2021 driven primarily by organic growth in lifting equipment and contributions from the Rabern Rentals business. Organic growth in the lifting equipment business was driven by both strong demand trends in domestic and international markets, as well as better throughput in manufacturing facilities owing to improved labor efficiency, better coordination with suppliers, and benefits from other recently implemented operating efficiency measures.

Backlog, which includes firm orders for equipment which we have not yet shipped as well as orders by foreign subsidiaries for international deliveries, was $230.2 million at the end of the fourth quarter of 2022, up 22% from the end of 2021 and up 11% from the end of the third quarter of 2022. The improvement in backlog was driven by favorable trends in key end markets in both North America and International regions.

“Our robust fourth quarter revenue growth was driven primarily by organic growth of more than 30% year-over-year in our lifting equipment operations, and better than expected contributions from Rabern Rentals, which we acquired in April 2022. Organic sales growth was largely the result of the operational improvements we have made in our lifting equipment manufacturing operations, which drove improved production velocity, output, and plant efficiency, as demonstrated in our financial performance throughout 2022,” said Michael Coffey, Chief Executive Officer. “2022 was a pivotal year for Manitex as we entered the general equipment rental space, implemented important organizational changes, and laid the foundation for our updated strategic plan, which was launched last month. We are very excited by the potential for our strategy to drive continued improvement in our financial results.”

“We look forward to discussing the key aspects of our corporate strategy, which includes our go-to-market strategy, operational improvement objectives and new product development initiatives on our fourth quarter earnings call,” continued Coffey. “We are grateful for the hard work and dedication of our employees, ongoing support of our customers and interest from our shareholders. The team at Manitex is looking forward to another strong year in 2023.”

Fourth Quarter Earnings Conference Call and Webcast

Manitex will issue financial results for the fourth quarter and full year 2022 before the market opens on Wednesday, March 8. A conference call to discuss the Company’s results and updated corporate strategy will be hosted by Michael Coffey, Chief Executive Officer, and Joseph Doolan, Chief Financial Officer the same day at 9:00 AM ET.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Manitex website at https://www.manitexinternational.com/eventspresentations.aspx, and a replay of the webcast will be available at the same time shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live: (877) 407-0792

International Live: (201) 689-8263

Passcode: 13736090

To listen to a replay of the teleconference, which will be available through March 15, 2023:

Domestic Replay: (844) 512-2921

International Replay: (412) 317-6671

Passcode: 13736090

About Manitex International, Inc.

Manitex International is a leading provider of mobile truck cranes, industrial lifting solutions, aerial work platforms, construction equipment and rental solutions that serve general construction, crane companies, and heavy industry. The company engineers and manufactures its products in North America and Europe, distributing through independent dealers worldwide. Our brands include Manitex, PM, Oil & Steel, Valla, and Rabern Rentals.

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and

Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact:

Chase Jacobson, Vallum Advisors

704-713-4324

MNTX@val-adv.com